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                 CONSENT OF INDEPENDENT OF PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports dated February 6, 1998 included (or incorporated by reference) in this Form 10-K into Dole Food Company, Inc.'s previously filed Registration Statements on Form S-3 Registration Nos. 33-41480, 33-64984 and 333-07849; Form S-8 Registration Nos. 2-87475, 33-594, 33-28782, 33-60643, 33-60641,
33-42152, 333-13739 and 333-06949 and Form N-2 Registration Nos. 333-325 and
811-7499.

                                       /s/ ARTHUR ANDERSEN LLP

Los Angeles, California
April 2, 1998